AMENDED AND RESTATED
                                    AGREEMENT
                                     BETWEEN
                                 NAF ASSOCIATES
                                       AND
                         HMG/COURTLAND PROPERTIES, INC.

     AMENDED AND RESTATED AGREEMENT dated as of the 31st day of August, 1999, between NAF Associates, a Connecticut general partnership ("Fieber"), and HMG/Courtland Properties, Inc., a Delaware Corporation ("HMG"), formerly HMG Property Investors, Inc.

     WHEREAS, HMG-Fieber Realty Trust (the "Trust") is the owner of those present or former Grossman's stores listed on Schedule A attached hereto (the "Real Estate"); and

     WHEREAS, on or about June 30, 1986, HMG Property Investors Inc., acquired 100% of the beneficial ownership of the Trust from HMO Property Investors, Inc. and Transco Realty Trust, as tenants in common; and

     WHEREAS, on or about June 30, 1986, Fieber purchased 35% of the beneficial interest of the Trust from HMG Property Investors, Inc.; and

     WHEREAS, on or about June 30, 1986, HMG and Fieber entered into an agreement (the "1986 Agreement") to provide, as between themselves, the terms and conditions upon which they will operate and be responsible for the assets, liabilities and obligations relating to the Real Estate, and any other property or assets which may be acquired under this Venture;


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     WHEREAS, HMG and Fieber desire to amend and restate the 1986 Agreement (as amended and restated, the "Agreement"); and

     WHEREAS, by this Amended and Restated Agreement, Fieber is transferring to HMG an additional 4.557% interest in this Venture (as hereinafter defined);

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein set forth the parties hereto agree as follows:

                                   ARTICLE I

                           Relationship of the Parties

     1.1 Participation of the Parties. Except as specifically provided otherwise herein, Fieber and HMG shall participate in the transactions contemplated by this Agreement on the basis of 69.557% HMG and 30.443% Fieber (said transactions and operations related thereto being referred to herein as the "Venture"). The Venture shall be known as HMG-Fieber Associates or such other name as the Representatives (as hereinafter defined) shall mutually determine.

     1.2 Qualification. Each of the parties from time to time shall execute and shall cause to be filed or recorded such certificates and other documents and shall take such other action, as may be required for conducting the business of the Venture in such jurisdiction as may be necessary or advisable.

     1.3 Responsibility for Commitments of Another. Neither party shall be responsible or liable for any indebtedness or obligation of the other party incurred either before or after the execution of this Agreement except as to those joint responsibilities, liabilities, indebtedness or

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obligations incurred pursuant to the terms of the 1986 Agreement and this
Agreement, nor shall the Venture be so responsible or liable.

     1.4 No General Partnership. The relationship between the parties hereto shall be limited to the holding, acquisition, development, exploitation and disposition of the Real Estate and the liabilities and obligations incurred in connection therewith and the future assets, liabilities and obligations of the Venture. Nothing herein contained shall be construed to create a general partnership between the parties or to authorize either party to act as an agent for the other party in any respect except as expressly set forth herein.

     1.5 Contracts and Commitments. No party hereto shall enter into any contract, agreement, commitment or undertaking of any kind on behalf of the other party or otherwise obligate the other party in any way, directly or indirectly, except in accordance with the provisions of this Agreement.

                                   ARTICLE II
                                   Management

     2.1 Appointment of Representatives. To facilitate the management of the affairs of the Venture, the parties shall appoint representatives (individually a "Representative" and collectively the "Representatives"). HMG shall appoint two (2) Representatives and Fieber shall appoint one (1) Representative. Each of the parties hereby appoints the individual(s) set forth opposite its name below (one of the HMG Representatives (to be designated in writing from time to time by HMG) shall be referred to herein as the "Managing Representative") to serve as its representative in matters pertaining to the affairs of the Venture; provided however, that in the

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event of the death, removal, resignation or incapacity of the Managing
Representative, HMG shall thereafter designate all future Managing
Representatives:

                            Fieber - James A. Fieber

                 HMG - Maurice Wiener and Lawrence I. Rothstein

A party may change its Representative(s) by written notice to the other party; provided, however, that (a) at no time shall Norman A. Fieber be eligible for appointment as a Representative, nor shall he be appointed a Representative, and
(b) any successor to James A. Fieber as Representative (i) shall have an economic interest in the Venture and (ii) shall be a person succeeding (or surviving) James A. Fieber on the Management Committee (or successor committee or board functioning as the senior management body) of Fieber.

     Each party agrees that it shall make its Representative(s) reasonably available during business hours for executing documents and for taking such other action as may be necessary or advisable. The compensation, if any, of a Representative shall be borne by the party nominating the Representative, but expenses of such Representatives relating to venture business shall be borne by the Venture.

     In addition, HMG shall have the sole power to appoint two (2) trustees of the Trust and their successors (the "HMG Trustees") and Fieber shall have the sole power to appoint one (1) trustee of the Trust and his or her successors (the "Fieber Trustee").

     2.2 Management. Except as expressly provided in Section 2.1 hereof, the business and affairs of the Venture shall be managed by HMG through the Managing Representative. In its management, HMG agrees to protect the interests of Fieber to the same degree and extent as it would if such interests were solely its own and shall keep Fieber informed regarding its

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management by, inter alia, providing the Fieber Representative with all information provided to the other HMO Representative; provided, however, that neither HMG nor the Managing Representative nor HMG's other Representative shall be responsible to Fieber for any action taken or omitted by HMG or the Managing Representative or the other HMG Representative in good faith in connection with their management, and HMO and the Managing Representative and the other HMG Representative shall be liable to Fieber only for their willful default or willful misconduct.

     2.3 Authority of Representatives. Each party agrees that its Representative is and shall be empowered and authorized to act on behalf of, and bind that party and that, in accordance with the terms of this Agreement, the Managing Representative shall be authorized to act on behalf of and bind the Venture. In all cases in which approval by the General Partners of Fieber or Board of Directors of HMG, or other partnership or corporate action, is required in accordance with any Partnership Agreement, Articles of Incorporation, By-Law, or other such controlling regulations of each party, or otherwise as required by law, each representative shall have responsibility for obtaining such approvals or consents. Each party shall be entitled to rely on the representations and actions of the other's Representative and, unless notified by a party in writing to the contrary, on his having obtained such proper approvals and consents, provided, however, that either Representative shall have the right to require evidence of such approvals and consents. In all cases in which action by the Trust is required, any two Trustees, acting together, shall have full power and authority (subject to the directions and approval of the Beneficiaries) to execute, acknowledge and deliver all contracts, deeds and other instruments necessary or proper to put such transactions into effect; provided, however, that the Fieber Trustee shall be provided

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with the opportunity to so act within the time period to be determined by the
Managing Representative.

     2.4 Major Decisions. The following matters ("Major Decisions") shall be undertaken by the Managing Representative on behalf of or in connection with the Venture only after consultation and discussions with all Representatives and in accordance with a majority vote of the Representatives:

     (a) The mortgaging or encumbrance of any portion of the Real Estate or Property (defined hereinafter), the giving of any guaranty, or the borrowing of funds exceeding $25,000, including, but not limited to, the financing, refinancing, whether short or long term, of any Real Estate or Property; provided, however, that any mortgaging or encumbrance which provides recourse to the Venture or the proceeds of which are not to be used for improving the encumbered property, shall require the affirmative vote of the Fieber Representative.

     (b) The employment of any person;

     (c) The development, material renovation or improvement, or disposition of any Real Estate or Property except as provided pursuant to Section 3.4;

     (d) The lease of any Real Estate or Property for a term of more than one year and at an annual minimum rental of more than $10,000;

     (e) The acquisition of any capital asset costing in excess of $25,000 or with respect to a parcel of land in excess of $ 100,000;

     (f) The entering into an contract with a term of more than one year or requiring payments exceeding $25,000 in the aggregate (except contracts retaining services of managing agents for Real Estate);

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

     (g) The loaning of funds of the Venture, except for loans not exceeding the sum of $10,000 and loans required or permitted pursuant to agreements of the Venture entered into by Representatives of each of Fieber and HMG or with their consent;

     (h) The reduction of the level of insurance coverages.

     2.5 Management of Real Estate. The parties contemplate that each or all parcels of the Real Estate will be operated by a Managing Contractor in substantially the same manner as it was operated prior to its acquisition by the parties hereto, without material renovation or improvement. If the Representatives agree, by majority vote, that such parcel of Real Estate is to be operated in such a manner, without material renovation or improvement, the Representatives shall agree, by majority vote, on a Managing Contractor for such parcel of Real Estate.

     2.6   Compliance with REIT Provisions.

     (a) Each of the parties acknowledges and agrees that HMG is an entity qualifying as a real estate investment trust as defined in Section 856 of the Internal Revenue Code and the regulations thereunder. In order to maintain such qualifications HMG is limited as to the manner in which it may operate and conduct its business.

     (b) So long as HMG shall continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue code and the regulations thereunder, the parties hereto, in the conduct and management of the business affairs contemplated hereunder shall not, without the consent of HMG perform any act which will result in a violation of the provisions of the Code or the regulations thereunder relating to real estate investment trusts.

     2.7 Consent and Approval. In any instance under this Agreement in which the consent or approval of a majority of Representatives is required, the Managing Representative

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shall submit the matter in writing to the other Representatives together with all relevant information relating thereto, and shall request the consent or approval of a majority of the Representatives. The Managing Representative shall be deemed to have given his consent or approval by having submitted the matter to the other party. The other Representatives shall not unreasonably withhold or delay or condition any consent or approval or denial so requested. Each of the other Representatives shall be deemed to have given his respective consent or approval unless within thirty (30) days after the receipt of such request he shall have given written notice to the Managing Representative that he refuses to give such consent or approval. Any such written notice of refusal shall describe specifically and in detail the items to which the other Representative specifically objects and shall specify the reason for such objections. If a majority of the Representatives fail to approve the action requested by the Managing Representative, the Managing Representative shall have the opportunity, if he so desires, to make such modifications as shall be appropriate to remedy any such objections and shall resubmit the matter, as so modified, to the other Representatives for consent or approval in the manner prescribed in this section. Following the consent to or approval of any matter by a majority of the Representatives, no material change shall be made therein without the written consent or approval of a majority of the Representatives.

     2.8 Indemnity. Each of the parties shall indemnify and hold harmless the other party, its partners or directors, officers and employees against any claim, loss, (including reasonable attorney's fees), damage or liability which the other party, its partners or directors, officers or employees may incur or to which it or they may be subject by reason of a party, its partners or directors, officers or employees having made a misrepresentation, except as otherwise provided

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in section 2.2 hereof, having acted beyond the scope of its power or authority under this Agreement or in violation of its obligations under this Agreement

     2.9 Good Standing; Liens. Each party shall:

     (a) at all times preserve and maintain in good standing its corporate or other legal status in the jurisdiction under whose laws it is organized;

     (b) pay all federal, state, and local taxes, assessments and governmental charges imposed on it or its interest in the Real Estate or Property before any such taxes, assessments or charges become a lien on its interest in the Real Estate or Property, except to the extent said party is contesting such tax, assessment or charge in good faith by appropriate action but only so long as levy and execution thereon have been stayed and they do not, in the aggregate materially detract from the value of the interest of the party, or materially impair the use of the asset; and

     (c) not suffer any other liens of any nature to be imposed or levied against its interest in the Venture or any asset operated pursuant to the terms of this Agreement except to the extent said party is contesting such lien in good faith by appropriate action but only so long as levy and execution thereon have been stayed and they do not, in the aggregate, materially detract from the value of the interest of the party, or materially impair the use of the assets and except for the pledge by HMO to Transco Realty Trust of its interest in the Venture to secure its promissory note to Transco dated June 30, 1986.

     If any unpermitted lien shall be imposed or levied, or if any execution, attachment or other process shall be issued, against a party's interest in the Venture or any asset operated pursuant to the terms of this Agreement and shall not be discharged, dismissed, stayed or vacated within thirty (30) days after the imposition, levy or issuance thereof, or if such levy, execution,

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

attachment or other such process shall materially detract from the value of the interest or asset or shall materially impair the use of the asset, the other party shall have the right (but not the obligation) to pay and discharge the same. All amounts so paid by such other party, together with costs and reasonable attorneys' fees, shall be deemed to be a loan by such other party to the defaulting party. Said loan shall bear interest at an annual rate of two percent (2%) over the prime lending rate as published from time to time in The Wall Street Journal from the date of such loan through the date to which payment is made by the defaulting party to the lending party. Said loan shall be subject to the provisions hereof regarding payment of distributions upon default and shall be payable in full on ten (10) days notice by the lending party to the defaulting party.

                                  ARTICLE III

                                    Property

     3.1 Real Estate. Except as provided in this Article, the Real Estate shall continue be held of record by the Trust and the beneficial ownership of the Trust shall be held by the Venture.

     3.2. Cash. After paying all expenses as hereinafter provided and established such reserves as the Managing Representative deems necessary or advisable, remaining cash shall (subject to Section 5.7) be forthwith disbursed in relation to each party's interest in the Venture.

     3.3 Other Property. Except as provided in this Article, all other property ("Property") acquired jointly by HMG and Fieber shall be held in accordance with this Agreement.

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     3.4 Development and Disposition of Assets.

     (a) The parties, by majority vote of the Representatives, may hereafter decide to develop or materially renovate or improve or dispose of any Real Estate. If Fieber at any time disagrees with the proposal to dispose of a parcel of Real Estate, as agreed upon by a majority vote of the Representatives, Fieber may offer to purchase such parcel of real estate in accordance with the provisions of the subsection (b) of this Section 3.4.

     (b) Right of First Offer.

          (i) If the parties, by majority vote of the Representatives, decide to dispose of any parcel of Real Estate, the Managing Representative shall give to Fieber a written notice (the "First Offer") offering to sell the parcel of Real Estate to Fieber upon terms and conditions set forth in the First Offer. The First Offer shall be irrevocable for a period (the "Offer Period") ending at 11:59 p.m., Boston, Massachusetts time, on the fifteenth
     (15th) day following the date of the First Offer.

          (ii) At any time during the Offer Period, Fieber may accept the First Offer by giving written notice ("Acceptance Notice") of such acceptance to the Managing Representative at the office of HMG. If the Managing Representative does not receive the Acceptance Notice within the Offer Period, the First Offer shall be deemed to have been rejected.

          (iii) In the event that the First Offer is accepted, the closing of the sale of the parcel of Real Estate shall take place within thirty (30) days after the First Offer is accepted. Fieber and the Representatives shall execute such documents and instruments

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     as may be necessary to effect the sale of such parcel of Real Estate pursuant to the terms of the First Offer.

          (iv) If the First Offer is not accepted in the manner hereinabove provided, such parcel of Real Estate may be sold to another purchaser within one hundred and eighty (180) days of the last day of the Offer Period on substantially the same terms and at a price not less than ninety (90%) percent of the price set forth in the First Offer (prior to deduction of expenses relating to such Sale). In the event that such parcel of Real Estate is not sold in accordance with the terms of the preceding sentence, the disposition of such parcel of Real Estate shall again become subject to all of the conditions and restrictions of this subsection (b).

          (v) If the First Offer is accepted and if Fieber fails to perform its obligations in accordance with the First Offer or subpart (iii) hereof, HMG shall be entitled, at its election from time to time, to specific performance of such obligations or to liquidated damages in an amount equal to twenty (20%) percent of the purchase price set forth in the First Offer, which sum the parties acknowledge is not a penalty but a reasonable approximation of damages incurred by HMG due to the failure of Fieber to perform its obligations. (c) If pursuant to (b) above, Fieber acquires the interest of the Venture in a parcel of Real Estate or asset, such parcel or asset shall not thereafter be subject to the terms of this Agreement.

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                                   ARTICLE IV
                                     Funding

     4.1 General.

     Except as provided in 4. 1 (b) below, all funds required to be paid by HMG and Fieber pursuant to this Agreement or otherwise for the transaction therein or herein contemplated shall be supplied 69.557% by HMG and 30.443% by Fieber. All expenses in connection with the preparation of this Agreement and all transactions contemplated by this Agreement shall be borne 69.557% by HMG and 30.443% by Fieber.

     4.2 Failure to Contribute. In the event that a party hereto fails to supply part or all of funds it is required to supply pursuant to the terms of this Agreement at the time such funds are due to a third party, the other party hereto, after ten (10) days' prior notice, may, but shall not be required to, pay the deficiency, which payment shall be deemed a loan by the contributing party to the defaulting party. Said loan shall bear interest at an annual rate of two percent (2%) over the prime lending rate as from time to time published in The Wall Street Journal from the date of such loan through the date to which payment is made by the defaulting party to the lending party.

     Said loan shall be subject to the provisions hereof regarding payment of distributions upon default and shall be payable in fall on ten (10) days' notice by the lending party to the defaulting party.

                                    ARTICLE V

                                   Accounting

     5.1 Books and Records. The Managing Contractor shall keep complete and accurate books of accounts for the Venture at its offices or at such offices as it shall designate. Such

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books of account shall be kept in accordance with generally accepted accounting principles and practices and shall include separate accounts to reflect each party's contributions to funding, income, losses and distributions. Each party and its authorized representatives at all reasonable times shall have access to, and may inspect and make copies of, such books of account and any other records of Venture.

     5.2 Reports. Within thirty (30) days after the end of each calendar quarter, the Managing Contractor shall cause to be prepared and shall furnish to HMG and Fieber an unaudited financial statement, certified by the Managing Contractor to be true and correct to the best of his knowledge and belief, showing the operations of the Venture for such quarter. The Managing Contractor shall exercise its best efforts to cause the independent certified public accountants described in Section 5.1 to prepare and furnish to each party within sixty (60) days after the end of each calendar year a balance sheet of the Venture as of the end of the calendar year and a related statement of income or loss for the Venture for such year, which shall be certified in the customary manner by such accountants, and a statement setting forth in reasonable detail each party's share of the income or loss of the Venture for such year and such other information as may be reasonably necessary in order to prepare the tax returns and Securities and Exchange Commission filings of each of the parties.

     5.3 Taxes. The Managing Contractor shall cause to be prepared all tax returns and reports, if any, which are required to be filed on behalf of the Venture with any taxing authority and shall submit such returns and reports to the Managing Representative for approval and, after such approval, shall make timely filing thereof. Said tax returns and reports shall be signed as may be required.

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     5.4 Expenses. Out-of-pocket expenses incurred by the Managing Contractor in connection with the preparation of books, records and reports pursuant to
Section 5.1, 5.2, 5.3 of the Agreement shall be expenses of the Venture.

     5.5 Allocations and Determinations. For accounting and tax purposes, all income, deductions, credits, gains and losses for the Venture shall be allocated to the parties in the proportions of 69.557% to HMG and 30.443% to Fieber. The Managing Representative (after consulting with the other Representatives) shall make all determinations with respect to the depreciation and accounting methods to be used and the treatment of the transactions with respect to the Venture for all tax purposes.

     5.6 Bank Accounts. All funds arising from the Venture shall be deposited in the name of both of the parties in a joint account or accounts as the Managing Representative may designate from time to time. Any withdrawals therefrom shall be effected only by the signature of the Managing Representative or Managing Contractor, which shall constitute sufficient authority on behalf of the Venture.

     5.7 Distributions. Except as otherwise provided herein, all receipts from Real Estate and Property and any other receipts of the Venture shall be paid and distributed as follows so long as there had been no default by a party with respect to its payment obligations hereunder:

     (a) First, all obligations for borrowed money shall be paid;

     (b) Second, all expenses incurred in operating, developing and holding the Real Estate shall be paid;

     (c) Third, all other expenses of the Venture shall be paid;

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     (d) Fourth, all remaining funds which are not, in the opinion of a majority of the Representatives, required for working capital, reserves or other purposes of the Venture shall be distributed 69.557% to HMG and 30.443% to Fieber not less frequently than semi-annually.

     If a party has failed to pay its proportional share of any obligations, liabilities or expenses as set forth in Article IV, or to make any other payment which it is required to make hereunder, or shall be indebted to the other party under Sections 2.9 or 4.2, all distributions to which said defaulting party would otherwise be entitled under, subparagraph (d) above shall first be made to the extent and in repayment of any outstanding loans made by the other party plus interest then accrued and owing on such loans.

                                   ARTICLE VI

                                  Termination

     6.1 Term. This Agreement shall be deemed to have become effective June 30, 1986. Unless earlier terminated by an agreement of both parties or pursuant to
Section 6.3, this Agreement shall remain in full force and effect until one of the parties has sold or disposed of by deed, assignment or conveyance all of its Interest in the Real Estate and Property and all of the other net assets of the Venture have been distributed to the parties as herein provided. Notwithstanding anything herein to the contrary, the obligation of each of the parties for its proportionate share of the obligations and liabilities of the Venture and the indemnification obligation set forth in Section 2.8 hereof shall survive the termination of this Agreement.

     6.2 Covenant Not to Dissolve or Partition. Each party agrees that it will not, without the prior written consent of the other, terminate this Agreement prior to the time set forth in Section 6.1, or take any action to dissolve the Venture except as provided in section 6.3. Each

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party expressly waives all rights which it may have by statute or otherwise to bring an action or suit for the partition or division of any of the Real Estate or Property except upon a termination of this Agreement pursuant to Section 6.3.

     6.3 Optional Termination. Upon the occurrence of any of the following events with respect to either party:

     (a) The failure of a party to repay in full a loan made by the other party pursuant to Section 2.9 or Section 4.2 within ten (10) days after demand therefor by the lending party to the defaulting party, or

     (b) The imposition or levy of any lien for federal, state or local taxes, assessments or other governmental charges on, or the issuance of any execution, attachment or process against, its interest in the Venture or any assets operated pursuant to the terms of this Agreement and the failure of the same to be discharged, dismissed or vacated within sixty (60) days after the imposition, levy or issuance thereof, or

     (c) The change of control of a party, the other party may elect to terminate this Agreement by giving notice to such effect to the party with respect to which such event occurred (or to the legal representative of such party) within one hundred fifty (150) days after the occurrence of such event. Effective as of the date of the occurrence of any such event (whether or not the other party shall elect to terminate this Agreement), the party with respect to which such event occurred (the "Inactive Party") and its Representative shall no longer have any night or authority to participate in the business and affairs of the Venture and its consent or approval shall not be required with respect to Major Decisions or any other matter relating to the Venture, and the other party (the "Active Party") thereafter shall have the sole right and authority to give all

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consents and approvals and to make all other determinations and decisions on behalf of the parties hereto with respect to the Venture. Unless this Agreement is terminated, the Inactive Party shall, nevertheless, be entitled to receive its share of any cash and/or profits due it pursuant to this Agreement and shall continue to be obligated to make all contributions of funds required to be made under this Agreement and to perform under this Agreement at the time and in the manner provided in this Agreement.

     6.4 Bankruptcy. In the event of the filing by a party of a voluntary petition in bankruptcy, the filing of an involuntary petition in bankruptcy against a party, or the appointment of any receiver or trustee in any bankruptcy or reorganization proceedings against a party, unless any such involuntary proceedings are dismissed in within ninety (90) days, an adjudication of a party as bankrupt or insolvent, the filing by a party, of any petition or answer seeking relief under the present or any future bankruptcy act or any other present or future law for the relief of debtors., or in the event a party requests, consents to or acquiesces in, the appointment of any trustee, receiver, conservator or liquidator of all or any substantial portion of its property or its interest in the Venture, or in the event a party shall become insolvent or generally fail to pay or admit its inability to pay its debts as they become due or shall made an assignment for the benefit of its or any of its creditors, the party with respect to which such event occurred shall be treated as an Inactive Party and the other party shall, have all of the rights of an Active Party, in accordance with Paragraph 6.3 herein, until the termination of the Venture.

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                                   ARTICLE VII
                                  Miscellaneous

     7.1 Further Covenants. Each of the parties hereto agrees to execute and deliver all such other additional instruments and documents and take all such other action and do such other things as may be necessary or advisable more fully to effectuate this Agreement and the transactions contemplated hereby.

     7.2 Notices. All notices hereunder shall be in writing and shall be deemed to have been given or received if by hand, when delivered, and if by mail, when mailed, by first class registered or certified mail, postage prepaid, addressed as follows:

         If to Fieber                    James A. Fieber
                                         175 Drum Hill Road
                                         Wilton, CT 06897

         If to HMG:                      Mr. Maurice Wiener
                                         HMG/Courtland Properties, Inc.
                                         1870 South Bayshore Drive
                                         Coconut Grove, Florida 33133

         with a copy to:                 Posternak, Blankstein & Lund, L.L.P.
                                         100 Charles River Plaza
                                         Boston, MA 02114
                                         Attn: Richard K. Blankstein, P.C.

     7.3 Equitable Remedies. In the event of a breach or threatened breach of this Agreement by either party, the remedy at law in favor of the other party may be inadequate. Consequently, either party, in addition to all other rights which may be available, shall have the right of specific performance in the event of any breach or injunction in the event of any threatened breach of this Agreement by the other party.

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     7.4 Assignment. Except as specifically provided herein, neither this
Agreement not any interest of either of the parties hereto in the Venture or any assets operated pursuant to the terms of this Agreement may be sold, assigned, transferred, pledged, mortgaged or hypothecated, directly or indirectly, without the prior written consent of the other party hereto, which consent may be withheld for any reason or for no reason at all.

     7.5 Successors. All the provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

     7.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties. All prior agreements between the parties, including, without limitation, the 1986 Agreement, whether written or oral, are merged herein and shall be of no force and effect. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

     7.7 Applicable Law. This Agreement shall be governed by the construed and enforced in accordance with the substantive laws of the State of Connecticut.

     7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed an original, and all of such counterparts shall together constitute but one and the same agreement.

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


     IN WITNESS WHEREOF, the parties here hereunto caused this Agreement to be executed under seal by their duly authorized representatives as of the day and year first above written.



                                        NAF ASSOCIATES

                                        By: /s/ James A. Fieber
                                            James A. Fieber, General Partner

                                        HMG/COURTLAND PROPERTIES, INC.

                                        By: /s/ Lawrence Rothstein
                                            Lawrence Rothstein
                                            President


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